EXHIBIT 10.36


                                 PROMISSORY NOTE


$  541,500                                                 May 10, 2001
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                  For value received, Jonathan P. Ward ("Promisor") promises to pay to the order of We Serve America, Inc., a Delaware corporation (the "Company"), at the principal corporate office of the Company at One ServiceMaster Way, Downers Grove, Illinois 60515, or at such other place as the holder hereof may designate, the aggregate principal sum of $541,500, upon presentation and surrender of this Note, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  Interest will accrue on a daily basis on the outstanding principal amount of this Note from and including the date hereof at a rate equal to five and one-half percent (5.50%) per annum, computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed, and shall be payable (in such coin or currency described above) semiannually in arrears on the first business days of January and July of each year, commencing January 2, 2002.

                  The principal amount (together with all accrued and unpaid interest thereon) of this Note shall become due and fully payable on the first to occur of the following: (i) May 10, 2011; (ii) the date on which that certain Convertible Debenture dated as of the date hereof issued by the Company to the Promisor (the "Convertible Debenture") is redeemed by the Company for any reason
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pursuant to Section 6 thereof; (iii) the date on which the maturity of the
Convertible Debenture is accelerated for any reason pursuant to Section 4(b) thereof; or (iv) following the occurrence of an Event of Default hereunder, a demand from the holder for payment in full of amounts owed under this Note; provided that upon the occurrence of an Event of Default of the type specified in clause (iii) or (iv) of the following paragraph of this Note, demand from the holder of this Note for payment hereunder shall be deemed to have occurred immediately and automatically prior to the occurrence of such Event of Default.

                  Any one of the following events shall constitute an "Event of
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Default" hereunder: (i) the Promisor shall fail to pay any principal amount when
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due under this Note; (ii) the Promisor shall fail to pay any interest amount when due under this Note, and such amount shall be past due for 30 days; (iii) the Promisor shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or any substantial part of his property, (B) admit in writing his inability to pay his debts as they become due, (C) make a general assignment for the benefit of his creditors or (D) commence a voluntary case under the Federal Bankruptcy Code or file a petition or make any other application seeking to take advantage of any other law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, or acquiesce in writing to, or fail to contest in a timely manner, or consent to, any such relief in an involuntary case or other proceeding commenced against him; or (iv) a case or other proceeding shall be commenced, without the application or consent of the Promisor, under any law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of the Promisor, the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of the assets of the Promisor or any similar action with respect to the Promisor and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or any order for relief in respect of the Promisor shall be entered in an involuntary case under the Federal Bankruptcy Code; or an analogous order in respect of the Promisor shall be entered in any similar state law proceeding.

                  In the event Promisor fails to pay any amounts due hereunder when due, Promisor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  Promisor may, at any time and from time to time without premium or penalty, prepay all of the outstanding principal amount of the Note; provided that any prepayment will be accompanied by a payment of accrued interest on the portion being prepaid.

                  The Company shall be entitled to offset any amounts due and fully payable to the Company by the Promisor, now existing or hereinafter arising, pursuant to this Note against any amounts payable by the Company to the Promisor, including without limitation pursuant to the Convertible Debenture.

                  Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

                  Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

                  After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Promisor for cancellation and shall not be reissued.

                  The amounts due under this Note are secured by a pledge of the Convertible Debenture pursuant to that certain Pledge Agreement dated as of the date hereof by and between the Company and the Promisor.

                  This Note and all rights hereunder shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois. No right or remedy herein conferred upon or reserved to the holder of this Note is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment or any other appropriate right or remedy. No delay or omission of the holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Note or by law to the holder of this Note may be exercised from time to time, and as often as may be deemed expedient, by the holder of this Note.

Executed: as of May 10, 2001

                                         /s/ Jonathan P. Ward
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                                         Promisor

/s/ Judy Ayers
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Attest